UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 8, 2019

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                   Results of Operations and Financial Condition.

On August 8, 2019, ProPetro Holding Corp. (the “Company”) issued a press release announcing, among other things, that it will reschedule its second quarter 2019 earnings conference call and announcing preliminary second quarter financial results. A copy of the press release is furnished as Exhibit 99.1.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01                   Other Events.

The Audit Committee (the “Committee”) of the Company’s board of directors (the “Board”), with assistance of independent outside counsel and accounting advisors, is in the process of conducting an internal review which initially focused on the Company’s disclosure of agreements previously entered into by the Company with AFGlobal Corporation (“AFGlobal”) for the purchase of Durastim® hydraulic fracturing fleets and effective communications related thereto. The review was later expanded to, among other items, review expense reimbursements and certain transactions involving related parties or potential conflicts of interest. Substantial work related to the review has been completed to date, and the Committee expects to complete its review within the next 30 days.  The Company is also in the process of implementing improvements to address certain findings identified to date in the review.

Preliminary Committee Findings

As previously announced by the Company on June 28, 2019, the Company entered into revised agreements with AFGlobal pursuant to which it agreed to purchase one additional Durastim® hydraulic fracturing fleet, in addition to its agreements to purchase two Durastim® hydraulic fracturing fleets that were entered into during the quarter ended March 31, 2019.  The Company also secured an option to purchase up to three additional fleets exercisable through the end of 2020.  These revised agreements amended and/or replaced previous contracts to purchase a total of six DuraStim® fleets, including four DuraStim® fleets that the Company committed to purchase in April 2019.

As part of its review of internal controls, the Committee identified, due to inadequate documentation associated with the Company’s expense reimbursement practices, certain expenses reimbursed to members of senior management, including the chief executive officer and chief financial officer, that were incorrectly recorded as expenses of the Company and appropriately allocable to the officers individually.  Each of these officers has reimbursed the Company in full for the identified amounts.  The reimbursed amounts totaled approximately $370,000 since the Company’s initial public offering in 2017.  Of the total amounts, approximately $346,000 were attributable to the chief executive officer and approximately $18,000 were attributable to the chief financial officer.

Based on the review conducted to date, the Committee and management has not identified any failure to appropriately disclose related party transactions. The Committee and management have also not identified to date any items that would require revision or restatement of the Company’s historical financial statements. However, the review is continuing and there is no assurance that additional items will not be identified. The Company does not intend to provide additional updates on the results of the review until it is concluded or the Company determines that further disclosure is appropriate or necessary.

Preliminary Internal Controls and Disclosure Controls Findings

The Company’s management is evaluating certain internal control deficiencies identified to date as a result of the review. Management has not yet completed this process but is likely to conclude that certain internal control deficiencies, rising to a level of a material weakness, resulted in the Company’s disclosure controls and procedures not being effective.  In the course of the continuing review, management may identify additional deficiencies that rise to a level of a material weakness. The Company expects to include additional information regarding any definitive conclusion regarding a material weakness determination in its quarterly report on Form 10-Q for the quarter ended June 30, 2019 (the “Form 10-Q”).

Preliminary Improvement Plan

The Board has authorized and management will implement, among other items, the following immediate improvement measures to address areas identified to date in the review:

•                  enhancing disclosure controls through the formation of a disclosure committee and the appointment of a Chief Disclosure Officer; and

•                  revising and expanding key Company policies and procedures to enhance the Company’s control environment, including with respect to transactions involving related parties or potential conflicts of interest.

As noted above, the Board has authorized the formation of a new disclosure committee to be comprised of certain members of management, other key employees and certain members of the Board, including the Company’s independent Chairman. This committee will have oversight responsibility regarding the Company’s public disclosures.  The Board approved the appointment of Phillip Gobe, the Company’s independent chairman, as chairman of the disclosure committee and Sam Sledge as the Company’s Chief Disclosure Officer.

Each of the preliminary improvement measures approved by the Board has been implemented, or will be implemented in the near future, by management under the supervision of the Board.  As the review proceeds and is completed, the Board will continue to evaluate other remedial measures and improvements and expects to adopt a formal remediation plan to address internal control and disclosure control deficiencies identified in the review, including with respect to any material weakness that may be identified in the Form 10-Q.

Form 10-Q

The Company expects to file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which will allow the Company to extend the deadline to file the Form 10-Q from August 9, 2019 until August 14, 2019. Given the currently anticipated timeline for completion of the Committee’s review, the Company does not expect to file the Form 10-Q before the extended deadline but expects to file the Form 10-Q as soon as possible following the completion of the review, subject to any definitive conclusions of the review that would cause further delay. As a result, the Company expects to receive a filing delinquency notification from the New York Stock Exchange (the “Exchange”) and to discuss the status of the Form 10-Q with the Exchange. The Exchange typically grants listed companies a six-month period in which to cure a filing delinquency.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated August 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: August 8, 2019	By:	/s/ Dale Redman
Dale Redman
Chief Executive Officer